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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            CERTIFICATE OF FORMATION

                                       OF

          EXCELSIOR LOW VOLATILITY HEDGE FUND OF FUNDS MASTER FUND, LLC

                        PURSUANT TO SECTION 18-202 OF THE
                     DELAWARE LIMITED LIABILITY COMPANY ACT

                                    * * * * *

        FIRST: The name of the Limited Liability Company is Excelsior Low Volatility Hedge Fund of Funds Master Fund, LLC.

        SECOND: The Certificate of Formation of the Limited Liability Company is hereby amended to reflect the name change of the Limited Liability Company from "Excelsior Low Volatility Hedge Fund of Funds Master Fund, LLC" to "Excelsior Absolute Return Fund of Funds Master Fund, LLC", so that it shall henceforth read in its entirety as follows:

                "FIRST: The name of the Limited Liability Company is Excelsior Absolute Return Fund of Funds Master Fund, LLC."

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation this 30th day of June, 2003.

                                        EXCELSIOR LOW VOLATILITY HEDGE FUND OF
                                        FUNDS MASTER FUND, LLC


                                        By: /s/ Timothy Sperry
                                            --------------------------
                                            Name: Timothy D. Sperry
                                            Title:  Authorized Person